National General Holdings Corp. Reports Fourth Quarter 2017 Results

NEW YORK, February 26, 2018 (GLOBE NEWSWIRE) - National General Holdings Corp. (Nasdaq:NGHC) today reported a fourth quarter 2017 net loss of $9.9 million or $0.09 per diluted share, compared to net income of $39.2 million or $0.36 per diluted share in the fourth quarter of 2016. Fourth quarter 2017 operating earnings(1) was $30.0 million or $0.28 per diluted share, compared to $32.8 million or $0.30 per diluted share in the fourth quarter of 2016. Fourth quarter net income included a one-time non-cash tax charge of $25.8 million from the revaluation of the Company’s deferred tax asset related to the recently implemented reduction to the U.S. corporate tax rate.

Fourth Quarter 2017 Highlights Versus Fourth Quarter 2016*

•
Gross written premium grew $246.9 million or 30.1% to $1,067.2 million, driven by added premiums from organic growth and the acquisition of Direct General and within our P&C business of 30.9% and continued growth of our A&H segment of 26.3%.

•
The overall combined ratio(10,14) was 96.9% compared to 96.4% in the prior year’s quarter, excluding non-cash amortization of intangible assets and impairment of goodwill. The P&C segment reported an increase in combined ratio to 98.2% from 97.9% in the prior year’s quarter, due to $52.9 million of losses, or 7.5 P&C loss ratio points, from California fires in the fourth quarter 2017. Excluding the aforementioned fire-related losses, the P&C segment combined ratio(16) was 90.7% and NGHC overall combined ratio(16) was 90.6%. The A&H segment reported a combined ratio of 89.9% compared to 86.7% in the prior year’s quarter.

•
Total revenue grew by $50.2 million or 5.1% to $1.0 billion, primarily driven by the aforementioned premium growth, service and fee income growth of $37.5 million or 34.6%, and an increase in ceding commission income of $14.2 million, primarily related to the new quota share agreements announced in the third quarter.

•
Shareholders’ equity was $1.93 billion and fully diluted book value per share was $13.86 at December 31, 2017, growth of 2.3% and 3.0%, respectively, from December 31, 2016. Our trailing twelve month operating return on average equity (ROE)(15) was 7.9% as of December 31, 2017.

•
Fourth quarter 2017 operating earnings exclude the following material items, net of tax: $1.8 million or $0.02 per share of net gain on investments, $6.1 million or $0.06 per share of non-cash amortization of intangible assets, $4.9 million or $0.05 per share of impairment of goodwill related to our Luxembourg subsidiary, and losses of $4.9 million or $0.05 per share from earnings of equity method investments. Operating earnings also excluded a charge of $25.8 million or $0.24 per share from the deferred tax asset impairment.

•
Prior period results referred to in this release are reported on an “as adjusted” basis. For details on the adjustments, please refer to page 3 of this release and Note 3 to our Annual Report on Form 10-K for the year ended December 31, 2017.

Barry Karfunkel, National General’s President and CEO, stated: “This quarter concluded one of the most active domestic catastrophe years in recent memory. While National General’s results did not escape their impact, we continue to report profitable underwriting results and our losses were less than our market share in the impacted areas, demonstrating the disciplined underwriting standards that we operate with. In addition, I’m proud of how our claims team responded and it’s in times like this that we feel fortunate to be able to stand behind our promise and commitment to customers that we’ll take care of them in their greatest time of need. Alternative asset classes continued to be deemphasized in our investment portfolio through the sale of a portion of our life settlement holdings in the quarter.

I am excited about what’s in store for 2018 and beyond. We have built one of the most sophisticated and dynamic personal lines platforms in the industry, which we believe will drive National General’s success for years to come.”

*NOTE: Unless specified otherwise, discussion of our fourth quarter 2017 and 2016 results do not include financial results from the Reciprocal Exchanges, which are presented within our consolidated financial results within this release but are not included in net income available to NGHC common stockholders.

Overview of Fourth Quarter 2017 as Compared to Fourth Quarter 2016

Gross written premium grew 30.1% to $1,067.2 million, net written premium increased by 7.8% to $799.8 million and net earned premium grew 3.0% to $843.0 million. Premium growth was driven by several key factors: underlying organic growth within our P&C segment, continued growth of our A&H segment, and additional premiums from the acquisition of Direct General.

Service and fee income grew 34.6% to $146.1 million, driven by organic growth and added service and fee income from our recent completed transactions.

Excluding non-cash amortization of intangible assets and impairment of goodwill, the combined ratio(10,14,15) was 96.9% with a loss ratio of 74.2% and an expense ratio(10,13,15) of 22.7%, compared to a prior year combined ratio of 96.4% with a loss ratio of 71.7% and an expense ratio of 24.7%. The expense ratio benefited from the ceding commission related to the new quota shares.

Underwriting results detailed by each of our business segments are as follows:

•
Property & Casualty - Gross written premium grew by 30.7% to $930.0 million, net written premium increased by 4.5% to $674.1 million and net earned premium decreased by 0.4% to $709.3 million. P&C gross written premium growth was driven by several key factors: organic growth of 30.9%, and $37.3 million from the Direct General acquisition. Service and fee income grew 20.9% to $99.3 million, driven by increased premium volume in the quarter and the addition of service and fee income from Direct General. Excluding non-cash amortization of intangible assets, the combined ratio(10,14) was 98.2% with a loss ratio of 76.9% and an expense ratio(10,13) of 21.3%, versus a prior year combined ratio of 97.9% with a loss ratio of 72.8% and an expense ratio of 25.1%. The loss ratio was impacted by pre-tax catastrophe losses of approximately $52.9 million related to California fires in the fourth quarter 2017. Excluding the aforementioned losses, the P&C segment combined ratio(16) was 90.7% in the quarter. The expense ratio also benefited from the ceding commission related to the new quota shares.

•
Accident & Health - Gross written premium grew to $137.2 million, net written premium grew to $125.7 million, and net earned premium grew to $133.8 million, from $108.6 million, $97.1 million, and $106.6 million, respectively, in the prior year’s quarter. The A&H gross written premium increase was driven by the continued growth across the entire book. Service and fee income was $46.8 million compared to $26.5 million in the prior year’s quarter. The increase in service and fee income primarily relates to the mix of business sold in the quarter compared with the year-ago quarter. Excluding non-cash amortization of intangible assets, the combined ratio(10,14) was 89.9% with a loss ratio of 59.9% and an expense ratio(10,13,15) of 30.0%, versus a prior year combined ratio of 86.7% with a loss ratio of 64.5% and an expense ratio of 22.2%.

•
Reciprocal Exchanges - Results for the Reciprocal Exchanges are not included in net income available to NGHC common stockholders. Gross written premium was $98.0 million, net written premium was $39.2 million, and net earned premium was $46.6 million. Reciprocal Exchanges combined ratio(10,14,15) excluding non-cash amortization of intangible assets was 105.6% with a loss ratio of 66.7% and an expense ratio(10,13) of 38.9%.

Investment income grew 28.1% to $28.2 million, reflecting an increase in the size of our investment portfolio as compared to the prior year’s quarter. Fourth quarter 2017 results included $2.8 million of net investment gains compared to a gain of $10.3 million in the fourth quarter of 2016. Total investments and cash and cash equivalents were $3.7 billion as of December 31, 2017. Accumulated other comprehensive income decreased to a $8.1 million loss at December 31, 2017 from $11.5 million income at December 31, 2016.

Interest expense was $12.5 million, up from $11.6 million in the prior year’s quarter. Debt was $713.7 million at December 31, 2017, down from $752.0 million at December 31, 2016.

Earnings of equity investments (predominantly our investment in Life Settlement Entities and alternative investments) was a $7.5 million loss in the fourth quarter of 2017 versus a $6.0 million gain in the prior year’s quarter. In the quarter, substantially all of the remaining life settlement contracts held by entities in which we held a 50% interest were sold to a vehicle owned and managed by an independent third party, in which we will now hold a 15% ownership interest.

The fourth quarter of 2017 provision for income taxes was $24.8 million and the effective tax rate for the quarter was 81.9% compared with income taxes of $4.4 million and an effective tax rate of 9.6% in the fourth quarter of 2016. The revaluation of our deferred tax asset increased income taxes by $25.8 million in the quarter.

Shareholders’ equity was $1,928.6 million at December 31, 2017, growth of 2.3% from $1,885.7 million at December 31, 2016. Fully diluted book value per share was $13.86 at December 31, 2017, growth of 3.0% from $13.45 at December 31, 2016. Our trailing twelve month operating return on average equity (ROE)(15) was 7.9% as of December 31, 2017.

As further explained in Note 3 to our Annual Report on Form 10-K for the year ended December 31, 2017, management identified certain errors in the previously issued consolidated financial statements for fiscal years 2016 and 2015, as well as the first three quarters of fiscal year 2017. The primary driver of the correction relates to the retrospective reclassification of costs associated with claims handling from General and Administrative Expense to Loss Adjustment Expense and the timing of recording losses relating to the company’s limited partnership interests in certain real estate joint ventures which was initially recorded in the second quarter of 2017. National General has concluded that the errors were not material to the consolidated financial position, results of operations or cash flows as presented in the Company’s previously filed quarterly and annual financial statements. As a result, amendment of such reports is not required. Please refer to Note 3 in our 10-K for the year ended December 31, 2017 for further detail on the adjustments.

Year-to-Date P&C Segment Notable Large Losses
2017 Quarter		P&C Notable Large Losses and LAE ($ millions)	P&C Loss Ratio Points*	EPS Impact After Tax
Q4	California Fires - December	$10.4	1.5%	$0.06
Q4	California Fires - October	$42.5	6.0%	$0.25
Q3	Hurricane Maria	$5.0	0.7%	$0.03
Q3	Hurricane Irma	$25.1	3.7%	$0.15
Q3	Hurricane Harvey	$22.3	3.2%	$0.13
Q2	Hail event	$7.0	0.9%	$0.04
Q2	Increased Loss Estimate from Q1 West Coast Storms	$9.1	1.1%	$0.05
Q1	West Coast Storms	$8.9	1.2%	$0.05

* Loss ratio points related to P&C net earned premium in quarter the loss event was recorded.

Conference Call

On Tuesday, February 27, 2018 at 9:00 AM ET, President and Chief Executive Officer Barry Karfunkel and Chief Financial Officer Mike Weiner will review results and discuss business conditions via a conference call that may be accessed as follows:

Toll-Free U.S. Dial-in:        800-346-7359
International Dial-in:        973-528-0008
Conference Entry Code:        234458
Webcast Registration:        http://ir.nationalgeneral.com/events-and-presentations

A replay of the conference call will be accessible from 2:00 PM ET on Tuesday, February 27, 2018 to 11:59 PM ET on Tuesday, March 13, 2018 by dialing either 800-332-6854 (toll-free) within the U.S. or 973-528-0005 outside the U.S. and entering passcode 234458. In addition, a replay of the webcast can also be retrieved at
http://ir.nationalgeneral.com/events-and-presentations.

About National General Holdings Corp.

National General Holdings Corp., headquartered in New York City, is a specialty personal lines insurance holding company. National General traces its roots to 1939, has a financial strength rating of A- (excellent) from A.M. Best, and provides personal and commercial automobile, homeowners, umbrella, recreational vehicle, motorcycle, lender-placed, supplemental health and other niche insurance products.

Forward Looking Statements

This news release contains “forward-looking statements” that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. Forward-looking statements can generally be identified by the use of forward-looking terminology, such as “may,” “will,” “plan,” “expect,” “project,” “intend,” “estimate,” “anticipate” and “believe” or their variations or similar terminology. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those expressed or implied in these statements as a result of significant risks and uncertainties, including, but not limited to, non-receipt of expected payments from insureds or reinsurers, changes in interest rates, a downgrade in the financial strength ratings of our insurance subsidiaries, the effect of the performance of financial markets on our investment portfolio, our ability to accurately underwrite and price our products and to maintain and establish accurate loss reserves, estimates of the fair value of investments, development of claims and the effect on loss reserves, large loss activity including hurricanes and wildfires, the cost and availability of reinsurance coverage, the effects of emerging claim and coverage issues, changes in the demand for our products, our degree of success in integrating acquired businesses, the effect of general economic conditions, state and federal legislation, the effects of tax reform, regulations and regulatory investigations into industry practices, risks associated with conducting business outside the United States, developments relating to existing agreements, disruptions to our business relationships with AmTrust Financial Services, Inc., ACP Re Holdings, LLC, or third party agencies, breaches in data security or other disruptions involving our technology, heightened competition, changes in pricing environments, and changes in asset valuations. The forward-looking statements contained in this news release are made only as of the date of this release. The Company undertakes no obligation to publicly update any forward-looking statement except as may be required by law. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected is contained in the Company’s filings with the Securities and Exchange Commission.

Income Statement - Fourth Quarter
$ in thousands
(Unaudited)

	Three Months Ended December 31,
	2017				2016
	NGHC	Reciprocal Exchanges	Consolidated		NGHC	Reciprocal Exchanges	Consolidated
Revenues:					(As adjusted)	(As adjusted)	(As adjusted)
Gross written premium	$1,067,188	$97,994	$1,164,382	(A)	$820,279	$83,392	$902,960	(H)
Net written premium	799,816	39,172	838,988		742,145	42,352	784,497
Net earned premium	843,034	46,605	889,639		818,823	38,860	857,683

Ceding commission income	19,229	5,623	24,852		5,042	16,152	21,194
Service and fee income	146,098	(1,864)	129,283	(B)	108,562	1,307	98,194	(I)
Net investment income	28,152	2,105	27,762	(C)	21,977	3,063	22,712	(J)
Net gain (loss) on investments	2,755	(10)	2,745		10,322	278	10,600
Other income	—	—	—		24,308	—	24,308
Total revenues	$1,039,268	$52,459	$1,074,281	(D)	$989,034	$59,660	$1,034,691	(K)

Expenses:
Loss and loss adjustment expense	$625,862	$31,064	$656,926		$587,020	$25,655	$612,675
Acquisition costs and other underwriting expenses	142,005	3,324	145,329		126,071	8,972	135,043
General and administrative expenses	228,601	18,540	232,190	(E)	218,867	23,579	230,771	(L)
Interest expense	12,496	2,495	12,496	(F)	11,645	2,328	11,645	(M)
Total expenses	$1,008,964	$55,423	$1,046,941	(G)	$943,603	$60,534	$990,134	(N)

Income (loss) before provision (benefit) for income taxes and earnings (losses) of equity method investments	$30,304	$(2,964)	$27,340		$45,431	$(874)	$44,557
Provision (benefit) for income taxes	24,822	(4,300)	20,522		4,351	(9,232)	(4,881)
Income before earnings (losses) of equity method investments	5,482	1,336	6,818		41,080	8,358	49,438
Earnings (losses) of equity method investments (related parties)	(7,537)	—	(7,537)		6,010	—	6,010
Net income (loss) before non-controlling interest and dividends on preferred shares	(2,055)	1,336	(719)		47,090	8,358	55,448
Less: net income attributable to non-controlling interest	—	1,336	1,336		61	8,358	8,419
Net income (loss) before dividends on preferred shares	(2,055)	—	(2,055)		47,029	—	47,029
Less: dividends on preferred shares	7,875	—	7,875		7,875	—	7,875
Net income (loss) available to common stockholders	$(9,930)	$—	$(9,930)		$39,154	$—	$39,154

NOTES: Consolidated column includes eliminations as follows: (A) $(800), (B) $(14,951), (C) $(2,495), (D) $(17,446), (E) $(14,951), (F) $(2,495), (G) $(17,446), (H) $(711), (I) $(11,675), (J) $(2,328), (K) $(14,003), (L) $(11,675), (M) $(2,328) and (N) $(14,003).

Income Statement - Year to Date
$ in thousands
(Audited)

	Twelve Months Ended December 31,
	2017				2016 (1)
	NGHC	Reciprocal Exchanges	Consolidated		NGHC	Reciprocal Exchanges	Consolidated
Revenues:					(As adjusted)	(As adjusted)	(As adjusted)
Gross written premium	$4,375,414	$383,773	$4,755,985	(A)	$3,261,670	$241,540	$3,500,898	(H)
Net written premium	3,401,946	175,649	3,577,595		2,952,148	120,548	3,072,696
Net earned premium	3,484,305	169,871	3,654,176		2,884,776	110,395	2,995,171

Ceding commission income	56,276	60,180	116,456		2,078	43,522	45,600
Service and fee income	552,580	5,794	502,927	(B)	410,771	3,862	380,817	(I)
Net investment income	111,024	9,325	110,745	(C)	97,376	8,716	99,586	(J)
Net gain on investments	40,665	6,123	46,788		29,491	515	30,006
Other-than-temporary impairment loss	(25)	—	(25)		(22,102)	—	(22,102)
Other income (expense)	(198)	—	(198)		24,308	—	24,308
Total revenues	$4,244,627	$251,293	$4,430,869	(D)	$3,426,698	$167,010	$3,553,386	(K)

Expenses:
Loss and loss adjustment expense	$2,506,242	$119,840	$2,626,082		$2,023,064	$69,216	$2,092,280
Acquisition costs and other underwriting expenses	622,269	50,160	672,429		481,865	15,148	497,007	(L)
General and administrative expenses	887,472	80,971	912,996	(E)	677,582	65,376	709,148	(M)
Interest expense	47,086	9,604	47,086	(F)	40,180	6,506	40,180	(N)
Total expenses	$4,063,069	$260,575	$4,258,593	(G)	$3,222,691	$156,246	$3,338,615	(O)

Income (loss) before provision (benefit) for income taxes and earnings (losses) of equity method investments	$181,558	$(9,282)	$172,276		$204,007	$10,764	$214,771
Provision (benefit) for income taxes	66,918	(5,645)	61,273		43,789	(9,791)	33,998
Income (loss) before earnings (losses) of equity method investments	114,640	(3,637)	111,003		160,218	20,555	180,773
Earnings (losses) of equity method investments (related parties)	(8,795)	—	(8,795)		15,601	—	15,601
Net income (loss) before non-controlling interest and dividends on preferred shares	105,845	(3,637)	102,208		175,819	20,555	196,374
Less: net income (loss) attributable to non-controlling interest	—	(3,637)	(3,637)		113	20,555	20,668
Net income before dividends on preferred shares	105,845	—	105,845		175,706	—	175,706
Less: dividends on preferred shares	31,500	—	31,500		24,333	—	24,333
Net income available to common stockholders	$74,345	$—	$74,345		$151,373	$—	$151,373

NOTES: Consolidated column includes eliminations as follows: (A) $(3,202), (B) $(55,447), (C) $(9,604), (D) $(65,051), (E) $(55,447), (F) $(9,604), (G) $(65,051), (H) $(2,312), (I) $(33,816), (J) $(6,506), (K) $(40,322), (L) $(6), (M) $(33,810), (N) $(6,506) and (O) $(40,322).

(1) The Reciprocal Exchanges did not meet the criteria for consolidation under GAAP for the Three Months Ended March 31, 2016.

Earnings and Per Share Data
$ in thousands, except shares and per share data
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
		(As adjusted)		(As adjusted)
Net income (loss) available to common stockholders	$(9,930)	$39,154	$74,345	$151,373
Basic net income (loss) per common share	$(0.09)	$0.37	$0.70	$1.43
Diluted net income (loss) per common share	$(0.09)	$0.36	$0.68	$1.40

Operating earnings attributable to NGHC(1)	$29,974	$32,768	$118,065	$155,466
Basic operating earnings per common share(1)	$0.28	$0.31	$1.11	$1.47
Diluted operating earnings per common share(1)	$0.28	$0.30	$1.09	$1.44

Dividends declared per common share	$0.04	$0.04	$0.16	$0.14

Weighted average number of basic shares outstanding	106,682,586	106,395,429	106,588,402	105,951,752
Weighted average number of diluted shares outstanding	108,793,184	108,973,892	108,752,262	108,278,318
Shares outstanding, end of period	106,697,648	106,428,092
Fully diluted shares outstanding, end of period	108,808,246	109,006,555
Book value per share	$14.14	$13.77
Fully diluted book value per share	$13.86	$13.45

Reconciliation of Net Income to Operating Earnings (Non-GAAP)
$ in thousands, except per share data
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
		(As adjusted)		(As adjusted)
Net income (loss) available to common stockholders	$(9,930)	$39,154	$74,345	$151,373
Add (subtract):
Net (gain) on investments	(2,755)	(10,322)	(40,665)	(29,491)
Other-than-temporary impairment losses	—	—	25	22,102
Other (income) expense	—	(24,308)	198	(24,308)
Equity in (earnings) losses of equity method investments	7,537	(6,010)	8,795	(15,601)
Non-cash impairment of goodwill (non-deductible)	4,884	3,552	4,884	3,552
Non-cash amortization of intangible assets	9,428	25,351	51,729	48,130
Income tax at 35%	(4,973)	5,351	(7,029)	(291)
Deferred asset tax impairment	25,783	—	25,783	—
Operating earnings attributable to NGHC (1)	$29,974	$32,768	$118,065	$155,466

Operating earnings per common share:
Basic operating earnings per common share	$0.28	$0.31	$1.11	$1.47
Diluted operating earnings per common share	$0.28	$0.30	$1.09	$1.44

Balance Sheet
$ in thousands
(Audited)

	December 31, 2017				December 31, 2016
ASSETS	NGHC	Reciprocal Exchanges	Consolidated		NGHC	Reciprocal Exchanges	Consolidated
					(As adjusted)	(As adjusted)	(As adjusted)
Total investments (2)	$3,411,730	$327,213	$3,649,788	(A)	$3,413,727	$306,345	$3,631,064	(J)
Cash and cash equivalents	286,840	5,442	292,282		212,894	7,405	220,299
Premiums and other receivables, net	1,268,330	56,792	1,324,321	(B)	1,045,377	47,198	1,091,774	(K)
Reinsurance recoverable (3)	1,199,961	94,204	1,294,165		892,264	55,972	948,236
Intangible assets, net	400,385	3,685	404,070		456,695	11,025	467,720
Goodwill	174,153	—	174,153		158,364	—	158,364
Other (4)	1,186,056	130,763	1,300,964	(C)	652,932	89,764	720,571	(L)
Total assets	$7,927,455	$618,099	$8,439,743	(D)	$6,832,253	$517,709	$7,238,028	(M)
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Unpaid loss and loss adjustment expense reserves	$2,520,204	$143,353	$2,663,557		$2,136,791	$137,075	$2,273,866
Unearned premiums and other revenue	1,807,210	225,395	2,032,605		1,502,562	198,724	1,701,286
Reinsurance payable (5)	329,772	69,076	398,047	(E)	78,949	20,662	98,810	(N)
Accounts payable and accrued expenses (6)	423,054	24,682	431,881	(F)	331,129	13,179	337,910	(O)
Debt	713,710	89,155	713,710	(G)	752,001	89,008	752,001	(P)
Other	204,936	41,582	246,518		145,138	27,386	156,797	(Q)
Total liabilities	$5,998,886	$593,243	$6,486,318	(H)	$4,946,570	$486,034	$5,320,670	(R)
Stockholders’ equity:
Common stock (7)	$1,067	$—	$1,067		$1,064	$—	$1,064
Preferred stock (8)	420,000	—	420,000		420,000	—	420,000
Additional paid-in capital	917,751	—	917,751		913,787	—	913,787
Accumulated other comprehensive income (loss)	(8,112)	—	(8,112)		11,475	—	11,475
Retained earnings	597,863	—	597,863		539,114	—	539,114
Total National General Holdings Corp. stockholders’ equity	1,928,569	—	1,928,569		1,885,440	—	1,885,440
Non-controlling interest	—	24,856	24,856		243	31,675	31,918
Total stockholders’ equity	$1,928,569	$24,856	$1,953,425		$1,885,683	$31,675	$1,917,358
Total liabilities and stockholders’ equity	$7,927,455	$618,099	$8,439,743	(I)	$6,832,253	$517,709	$7,238,028	(S)

NOTES: Consolidated column includes eliminations as follows: (A) $(89,155), (B) $(801), (C) $(15,855), (D) $(105,811), (E) $(801), (F) $(15,855), (G) $(89,155), (H) $(105,811), (I) $(105,811), (J) $(89,008), (K) $(801), (L) $(22,125), (M) $(111,934), (N) $(801), (O) $(6,398), (P) $(89,008), (Q) $(15,727), (R) $(111,934) and (S) $(111,934).

Segment Information - Fourth Quarter
$ in thousands
(Unaudited)

	Three Months Ended December 31,
	2017				2016
	P&C	A&H	NGHC	Reciprocal Exchanges	P&C	A&H	NGHC	Reciprocal Exchanges
					(As adjusted)	(As adjusted)	(As adjusted)	(As adjusted)
Gross written premium	$929,981	$137,207	$1,067,188	$97,994	$711,641	$108,638	$820,279	$83,392
Net written premium	674,080	125,736	799,816	39,172	645,042	97,103	742,145	42,352
Net earned premium	709,256	133,778	843,034	46,605	712,260	106,563	818,823	38,860

Ceding commission income	19,000	229	19,229	5,623	4,766	276	5,042	16,152
Service and fee income	99,292	46,806	146,098	(1,864)	82,096	26,466	108,562	1,307
Total underwriting revenues	$827,548	$180,813	$1,008,361	$50,364	$799,122	$133,305	$932,427	$56,319

Loss and loss adjustment expense	545,726	80,136	625,862	31,064	518,314	68,706	587,020	25,655
Acquisition costs and other	99,201	42,804	142,005	3,324	104,513	21,558	126,071	8,972
General and administrative	179,622	48,979	228,601	18,540	184,383	34,484	218,867	23,579
Total underwriting expenses	$824,549	$171,919	$996,468	$52,928	$807,210	$124,748	$931,958	$58,206

Underwriting income (loss)	2,999	8,894	11,893	(2,564)	(8,088)	8,557	469	(1,887)
Non-cash impairment of goodwill	4,884	—	4,884	—	3,552	—	3,552	—
Non-cash amortization of intangible assets	4,852	4,576	9,428	(27)	19,694	5,657	25,351	7,069
Underwriting income (loss) before amortization and impairment	$12,735	$13,470	$26,205	$(2,591)	$15,158	$14,214	$29,372	$5,182

Underwriting ratios
Loss and loss adjustment expense ratio (9)	76.9%	59.9%	74.2%	66.7%	72.8%	64.5%	71.7%	66.0%
Operating expense ratio (Non-GAAP) (10,11)	22.6%	33.4%	24.4%	38.8%	28.4%	27.5%	28.3%	38.8%
Combined ratio (Non-GAAP) (10,12)	99.5%	93.3%	98.6%	105.5%	101.2%	92.0%	100.0%	104.8%

Underwriting ratios (before amortization and impairment)
Loss and loss adjustment expense ratio (9)	76.9%	59.9%	74.2%	66.7%	72.8%	64.5%	71.7%	66.0%
Operating expense ratio (Non-GAAP) (10,13)	21.3%	30.0%	22.7%	38.9%	25.1%	22.2%	24.7%	20.6%
Combined ratio before amortization and impairment (Non-GAAP) (10,14)	98.2%	89.9%	96.9%	105.6%	97.9%	86.7%	96.4%	86.6%

NOTE: Loss and loss adjustment expenses for the three months ended December 31, 2017 included $8,096 of unfavorable development on prior accident year loss and loss adjustment expense reserves in the P&C segment, and $1,280 of unfavorable development in the A&H segment, versus $11,754 of unfavorable development in the P&C segment, and $6,176 of unfavorable development in the A&H segment for the three months ended December 31, 2016.

Segment Information - Year to Date
$ in thousands
(Unaudited)

	Twelve Months Ended December 31,
	2017				2016 (1)
	P&C	A&H	NGHC	Reciprocal Exchanges	P&C	A&H	NGHC	Reciprocal Exchanges (1)
					(As adjusted)	(As adjusted)	(As adjusted)	(As adjusted)
Gross written premium	$3,794,012	$581,402	$4,375,414	$383,773	$2,797,660	$464,010	$3,261,670	$241,540
Net written premium	2,866,650	535,296	3,401,946	175,649	2,533,480	418,668	2,952,148	120,548
Net earned premium	2,951,022	533,283	3,484,305	169,871	2,470,349	414,427	2,884,776	110,395

Ceding commission income	55,263	1,013	56,276	60,180	747	1,331	2,078	43,522
Service and fee income	397,966	154,614	552,580	5,794	271,835	138,936	410,771	3,862
Total underwriting revenues	$3,404,251	$688,910	$4,093,161	$235,845	$2,742,931	$554,694	$3,297,625	$157,779

Loss and loss adjustment expense	2,187,779	318,463	2,506,242	119,840	1,721,854	301,210	2,023,064	69,216
Acquisition costs and other	467,390	154,879	622,269	50,160	379,135	102,730	481,865	15,148
General and administrative	715,975	171,497	887,472	80,971	549,249	128,333	677,582	65,376
Total underwriting expenses	$3,371,144	$644,839	$4,015,983	$250,971	$2,650,238	$532,273	$3,182,511	$149,740

Underwriting income (loss)	33,107	44,071	77,178	(15,126)	92,693	22,421	115,114	8,039
Non-cash impairment of goodwill	4,884	—	4,884	—	3,552	—	3,552	—
Non-cash amortization of intangible assets	42,858	8,871	51,729	6,882	37,537	10,593	48,130	20,795
Underwriting income before amortization and impairment	$80,849	$52,942	$133,791	$(8,244)	$133,782	$33,014	$166,796	$28,834

Underwriting ratios
Loss and loss adjustment expense ratio (9)	74.1%	59.7%	71.9%	70.5%	69.7%	72.7%	70.1%	62.7%
Operating expense ratio (Non-GAAP) (10,11)	24.7%	32.0%	25.9%	38.4%	26.5%	21.9%	25.9%	30.0%
Combined ratio (Non-GAAP) (10,12)	98.8%	91.7%	97.8%	108.9%	96.2%	94.6%	96.0%	92.7%

Underwriting ratios (before amortization and impairment)
Loss and loss adjustment expense ratio (9)	74.1%	59.7%	71.9%	70.5%	69.7%	72.7%	70.1%	62.7%
Operating expense ratio (Non-GAAP) (10,13)	23.1%	30.4%	24.2%	34.3%	24.9%	19.4%	24.1%	11.2%
Combined ratio before amortization and impairment (Non-GAAP) (10,14)	97.2%	90.1%	96.1%	104.8%	94.6%	92.1%	94.2%	73.9%

NOTES: (1) Reciprocal Exchanges' column for the twelve months ended December 31, 2016 excludes its operating results from January 1, 2016 to March 31, 2016.
Loss and loss adjustment expenses for the twelve months ended December 31, 2017 included $15,273 of unfavorable development on prior accident year loss and loss adjustment expense reserves in the P&C segment, and $8,826 of favorable development in the A&H segment, versus $5,125 of unfavorable development in the P&C segment, and $9,310 of unfavorable development in the A&H segment for the twelve months ended December 31, 2016.

Reconciliation of Operating Expense Ratio (Non-GAAP)
$ in thousands
(Unaudited)

	Three Months Ended December 31,
	2017				2016
	P&C	A&H	NGHC	Reciprocal Exchanges	P&C	A&H	NGHC	Reciprocal Exchanges
					(As adjusted)	(As adjusted)	(As adjusted)	(As adjusted)
Total underwriting expenses	$824,549	$171,919	$996,468	$52,928	$807,210	$124,748	$931,958	$58,206
Less: Loss and loss adjustment expense	545,726	80,136	625,862	31,064	518,314	68,706	587,020	25,655
Less: Ceding commission income	19,000	229	19,229	5,623	4,766	276	5,042	16,152
Less: Service and fee income	99,292	46,806	146,098	(1,864)	82,096	26,466	108,562	1,307
Operating expense	160,531	44,748	205,279	18,105	202,034	29,300	231,334	15,092
Net earned premium	$709,256	$133,778	$843,034	$46,605	$712,260	$106,563	$818,823	$38,860
Operating expense ratio (Non-GAAP)	22.6%	33.4%	24.4%	38.8%	28.4%	27.5%	28.3%	38.8%

Total underwriting expenses	$824,549	$171,919	$996,468	$52,928	$807,210	$124,748	$931,958	$58,206
Less: Loss and loss adjustment expense	545,726	80,136	625,862	31,064	518,314	68,706	587,020	25,655
Less: Ceding commission income	19,000	229	19,229	5,623	4,766	276	5,042	16,152
Less: Service and fee income	99,292	46,806	146,098	(1,864)	82,096	26,466	108,562	1,307
Less: Non-cash impairment of goodwill	4,884	—	4,884	—	3,552	3,074	6,626	—
Less: Non-cash amortization of intangible assets	4,852	4,576	9,428	(27)	19,694	5,657	25,351	7,069
Operating expense before amortization and impairment	150,795	40,172	190,967	18,132	178,788	20,569	199,357	8,023
Net earned premium	$709,256	$133,778	$843,034	$46,605	$712,260	$106,563	$818,823	$38,860
Operating expense ratio before amortization and impairment (Non-GAAP)	21.3%	30.0%	22.7%	38.9%	25.1%	19.3%	24.3%	20.6%

Reconciliation of Operating Expense Ratio (Non-GAAP)
$ in thousands
(Unaudited)

	Twelve Months Ended December 31,
	2017				2016
	P&C	A&H	NGHC	Reciprocal Exchanges	P&C	A&H	NGHC	Reciprocal Exchanges
					(As adjusted)	(As adjusted)	(As adjusted)	(As adjusted)
Total underwriting expenses	$3,371,144	$644,839	$4,015,983	$250,971	$2,650,238	$532,273	$3,182,511	$149,740
Less: Loss and loss adjustment expense	2,187,779	318,463	2,506,242	119,840	1,721,854	301,210	2,023,064	69,216
Less: Ceding commission income (loss)	55,263	1,013	56,276	60,180	747	1,331	2,078	43,522
Less: Service and fee income	397,966	154,614	552,580	5,794	271,835	138,936	410,771	3,862
Operating expense	730,136	170,749	900,885	65,157	655,802	90,796	746,598	33,140
Net earned premium	$2,951,022	$533,283	$3,484,305	$169,871	$2,470,349	$414,427	$2,884,776	$110,395
Operating expense ratio (Non-GAAP)	24.7%	32.0%	25.9%	38.4%	26.5%	21.9%	25.9%	30.0%

Total underwriting expenses	$3,371,144	$644,839	$4,015,983	$250,971	$2,650,238	$532,273	$3,182,511	$149,740
Less: Loss and loss adjustment expense	2,187,779	318,463	2,506,242	119,840	1,721,854	301,210	2,023,064	69,216
Less: Ceding commission income (loss)	55,263	1,013	56,276	60,180	747	1,331	2,078	43,522
Less: Service and fee income	397,966	154,614	552,580	5,794	271,835	138,936	410,771	3,862
Less: Non-cash impairment of goodwill	4,884	—	4,884	—	3,552	3,074	6,626	—
Less: Non-cash amortization of intangible assets	42,858	8,871	51,729	6,882	37,537	10,593	48,130	20,795
Operating expense before amortization and impairment	682,394	161,878	844,272	58,275	614,713	77,129	691,842	12,345
Net earned premium	$2,951,022	$533,283	$3,484,305	$169,871	$2,470,349	$414,427	$2,884,776	$110,395
Operating expense ratio before amortization and impairment (Non-GAAP)	23.1%	30.4%	24.2%	34.3%	24.9%	18.6%	24.0%	11.2%

Premiums by Business Line
$ in thousands
(Unaudited)

	Three Months Ended December 31,
	Gross Written Premium			Net Written Premium			Net Earned Premium
	2017	2016	Change	2017	2016	Change	2017	2016	Change
Property & Casualty		(As adjusted)			(As adjusted)			(As adjusted)
Personal Auto	$574,179	$441,128	30.2%	$437,908	$402,913	8.7%	$450,552	$417,083	8.0%
Homeowners	139,848	104,696	33.6%	57,423	93,133	(38.3)%	66,968	96,358	(30.5)%
RV/Packaged	40,195	36,659	9.6%	39,737	36,443	9.0%	46,182	40,995	12.7%
Small Business Auto	70,396	65,866	6.9%	50,495	59,370	(14.9)%	57,998	62,814	(7.7)%
Lender-placed insurance	94,263	50,622	86.2%	83,186	46,690	78.2%	80,005	87,569	(8.6)%
Other	11,100	12,670	(12.4)%	5,331	6,493	(17.9)%	7,551	7,441	1.5%
Property & Casualty	929,981	711,641	30.7%	674,080	645,042	4.5%	709,256	712,260	(0.4)%

Accident & Health	137,207	108,638	26.3%	125,736	97,103	29.5%	133,778	106,563	25.5%
Total National General	$1,067,188	$820,279	30.1%	$799,816	$742,145	7.8%	$843,034	$818,823	3.0%

Reciprocal Exchanges
Personal Auto	$30,424	$25,214	20.7%	$17,052	$16,161	5.5%	$18,042	$15,385	17.3%
Homeowners	66,844	56,340	18.6%	21,649	24,884	(13.0)%	28,115	21,869	28.6%
Other	726	1,838	(60.5)%	471	1,307	(64.0)%	448	1,606	(72.1)%
Reciprocal Exchanges	$97,994	$83,392	17.5%	$39,172	$42,352	(7.5)%	$46,605	$38,860	19.9%

Consolidated Total (A)	$1,164,382	$902,960	29.0%	$838,988	$784,497	6.9%	$889,639	$857,683	3.7%

NOTES: (A) Consolidated Total includes eliminations between National General and the Reciprocal Exchanges of $(254) in Personal Auto and $(546) in Homeowners Gross Written Premium in 2017, respectively, and $(220) in Personal Auto and $(491) in Homeowners Gross Written Premium in 2016, respectively.

Premiums by Business Line
$ in thousands
(Unaudited)

	Twelve Months Ended December 31,
	Gross Written Premium			Net Written Premium			Net Earned Premium
	2017	2016	Change	2017	2016	Change	2017	2016	Change
Property & Casualty		(As adjusted)			(As adjusted)			(As adjusted)
Personal Auto	$2,335,958	$1,549,091	50.8%	$1,824,932	$1,380,125	32.2%	$1,828,304	$1,292,563	41.4%
Homeowners	560,909	412,151	36.1%	275,013	369,810	(25.6)%	349,709	353,228	(1.0)%
RV/Packaged	187,475	165,919	13.0%	185,993	165,025	12.7%	175,888	158,256	11.1%
Small Business Auto	316,958	257,075	23.3%	246,072	234,101	5.1%	251,576	217,919	15.4%
Lender-placed insurance	345,354	376,058	(8.2)%	313,124	363,896	(14.0)%	321,995	422,645	(23.8)%
Other	47,358	37,366	26.7%	21,516	20,523	4.8%	23,550	25,738	(8.5)%
Property & Casualty	3,794,012	2,797,660	35.6%	2,866,650	2,533,480	13.2%	2,951,022	2,470,349	19.5%

Accident & Health	581,402	464,010	25.3%	535,296	418,668	27.9%	533,283	414,427	28.7%
Total National General	$4,375,414	$3,261,670	34.1%	$3,401,946	$2,952,148	15.2%	$3,484,305	$2,884,776	20.8%

Reciprocal Exchanges
Personal Auto	$132,844	$73,680	NA	$68,292	$44,661	NA	$66,565	$42,225	NA
Homeowners	247,460	161,510	NA	105,536	71,367	NA	101,648	61,748	NA
Other	3,469	6,350	NA	1,821	4,520	NA	1,658	6,422	NA
Reciprocal Exchanges (A)	$383,773	$241,540	NA	$175,649	$120,548	NA	$169,871	$110,395	NA

Consolidated Total (B)	$4,755,985	$3,500,898	35.9%	$3,577,595	$3,072,696	16.4%	$3,654,176	$2,995,171	22.0%

NOTES: (A) The Reciprocal Exchanges did not meet the criteria for consolidation under GAAP for the Three Months Ended March 31, 2016.
(B) Consolidated Total includes eliminations between National General and the Reciprocal Exchanges of $(1,120) in Personal Auto and $(2,082) in Homeowners Gross Written Premium in 2017, respectively, and $(726) in Personal Auto and $(1,586) in Homeowners Gross Written Premium in 2016, respectively.

Additional Disclosures

(1) References to operating earnings and basic and diluted operating earnings per share (“EPS”) are non-GAAP financial measures defined by the Company as net income/loss and basic and diluted earnings per share excluding after-tax net gain or loss on investments (including foreign exchange gain or loss), other-than-temporary impairment losses, bargain purchase gains, earnings or losses of equity method investments (related parties), deferred tax asset impairment, non-cash impairment of goodwill and non-cash amortization of intangible assets. The Company believes operating earnings and basic and diluted operating EPS are relevant measures of the Company’s profitability because operating earnings and basic and diluted operating EPS contain the components of net income upon which the Company’s management has the most influence and excludes factors outside management’s direct control and non-recurring items. Other companies may calculate these measures differently, and therefore, their measures may not be comparable to those used by National General. Please see the Non-GAAP Financial Measures table within this release for the reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.
(2) Total investments includes $347,548 and $373,688 in related parties at December 31, 2017 and December 31, 2016, respectively.
(3) Reinsurance recoverable includes $17,240 and $37,046 from related parties at December 31, 2017 and December 31, 2016, respectively.
(4) Other includes $2,334 and $1,298 from related parties at December 31, 2017 and December 31, 2016, respectively.
(5) Reinsurance payable includes $543 and $33,419 due to related parties at December 31, 2017 and December 31, 2016, respectively.
(6) Accounts payable and accrued expenses includes $140,098 and $29,271 to related parties at December 31, 2017 and December 31, 2016, respectively.
(7) Common stock: $0.01 par value - authorized 150,000,000 shares, issued and outstanding 106,697,648 shares - December 31, 2017; authorized 150,000,000 shares, issued and outstanding 106,428,092 shares - December 31, 2016.
(8) Preferred stock: $0.01 par value - authorized 10,000,000 shares, issued and outstanding 2,565,000 shares - December 31, 2017; authorized 10,000,000 shares, issued and outstanding 2,565,000 shares - December 31, 2016.
(9) Loss and loss adjustment expense ratio is calculated by dividing loss and loss adjustment expense by net earned premium.
(10) Operating expense ratio and combined ratio are considered non-GAAP financial measures under applicable SEC rules because a component of those ratios, operating expense, is calculated by offsetting acquisition and other underwriting costs and general and administrative expenses by ceding commission income and service and fee income. Management uses operating expense ratio (non-GAAP) and combined ratio (non-GAAP) to evaluate financial performance against historical results and establish targets on a consolidated basis. The Company believes this presentation enhances the understanding of our results by eliminating what we believe are volatile and unusual events and presenting the ratios with what we believe are the underlying run rates of the business. Other companies may calculate these measures differently, and, therefore, their measures may not be comparable to those used by National General. Please see the Non-GAAP Financial Measures table within this release for the reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.
(11) Operating expense ratio is a non-GAAP measure defined by the Company, that is commonly used in the insurance industry. The Company calculates the ratio by dividing operating expense by net earned premium. Operating expense consists of the sum of acquisition and other underwriting costs and general and administrative expenses less ceding commission income and service and fee income. The ratio is used as an indicator of the Company’s efficiency in acquiring and servicing its business. Other companies may calculate these measures differently, and therefore, their measures may not be comparable to those used by National General. Please see the Non-GAAP Financial Measures table within this release for the reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.
(12) Combined ratio is a non-GAAP measure defined by the Company, that is commonly used in the insurance industry. The Company calculates the ratio by adding the loss and loss adjustment expense ratio and the operating expense ratio (non-GAAP) together. The ratio is used as an indicator of the Company’s underwriting discipline, efficiency in acquiring and servicing its business, and overall underwriting profit. A combined ratio under 100% generally indicates an underwriting profit, while over 100% an underwriting loss. Other companies may calculate these measures differently, and therefore, their measures may not be comparable to those used by National General.

(13) Operating expense ratio before amortization and impairment is a non-GAAP measure defined by the Company, that is commonly used in the insurance industry. The Company calculates the ratio by dividing the operating expense before amortization and impairment by net earned premium. Operating expense before amortization and impairment consists of the sum of acquisition and other underwriting costs and general and administrative expenses less ceding commission income and service and fee income less non-cash amortization of intangible assets and non-cash impairment of goodwill. The ratio is used as an indicator of the Company’s efficiency in acquiring and servicing its business. Other companies may calculate these measures differently, and therefore, their measures may not be comparable to those used by National General. Please see the Non-GAAP Financial Measures table within this release for the reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.
(14) Combined ratio before amortization and impairment is a non-GAAP measure defined by the Company, that is commonly used in the insurance industry. The Company calculates the ratio by adding the loss and loss adjustment expense ratio and the operating expense ratio before amortization and impairment (non-GAAP) together. The ratio is used as an indicator of the Company’s underwriting discipline, efficiency in acquiring and servicing its business, and overall underwriting profit. A combined ratio under 100% generally indicates an underwriting profit, while over 100% an underwriting loss. Other companies may calculate these measures differently, and therefore, their measures may not be comparable to those used by National General. Please see the Non-GAAP Financial Measures table within this release for the reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.
(15) Trailing twelve month operating return on average equity is the ratio of the previous twelve months operating earnings to average shareholders’ equity for the periods presented. Average shareholders’ equity is the sum of the shareholders’ equity excluding preferred stock at the beginning and end of the period presented divided by two. In the opinion of the Company’s management this ratio is an important indicator of how well management creates value for its shareholders through its operating activities and capital management. Other companies may calculate these measures differently, and therefore, their measures may not be comparable to those used by National General. Please see the Non-GAAP Financial Measures table within this release for the reconciliation of net income to operating earnings, which is the Non-GAAP component of the operating return on average equity.
(16) Combined ratio excluding losses from the California fires, and is calculated by taking the combined ratio as defined in Note 14, and adjusting it to exclude the total net losses of $52.9 million from these events. The company believes this measure enhances investors’ understanding of our results by eliminating what we believe are volatile and unusual events.

	Q4’17 Combined Ratio	Impact of Fire Losses	Q4’17 Combined Ratio Excluding Fire Losses
P&C Segment	98.2%	7.5%	90.7%

Overall NGHC	96.9%	6.3%	90.6%

Investor Contact

Christine Worley
Director of Investor Relations
Phone: 212-380-9462
Email: Christine.Worley@NGIC.com